Exhibit 99.1

PRESS RELEASE

October 10, 2017

NEWS RELEASE

FOR IMMEDIATE RELEASE

REV Group, Inc. Provides Outlook for Full-Year Fiscal 2018

MILWAUKEE, WI—(BUSINESS WIRE)—

REV Group, Inc. (NYSE:REVG) today announced full-year fiscal 2018 guidance. REV Group, Inc. (“REV Group”) expects full-year fiscal 2018 revenue to be in the range of $2.4 to $2.7 billion, net income to be in the range of $85 to $100 million and Adjusted EBITDA to be in the range of $200 to $220 million. REV Group is forecasting growth in all three of its reportable segments in fiscal 2018, and it remains comfortable with achieving the midpoint of its previously announced net income and Adjusted EBITDA guidance ranges for full-year fiscal 2017 and the bottom end of the range of its previously announced revenue guidance range for full-year fiscal 2017. The 2018 outlook does not include any impact from potential additional future acquisitions.

Note Regarding Non-GAAP Measures

REV Group reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, management believes that the evaluation of REV Group’s ongoing operating results may be enhanced by a presentation of Adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA represents net income before interest expense, income taxes, depreciation and amortization as adjusted for certain non-recurring, one-time and other adjustments which REV Group believes are not indicative of its underlying operating performance.

REV Group believes that the use of Adjusted EBITDA provides additional meaningful methods of evaluating certain aspects of its operating performance from period to period on a basis that may not be otherwise apparent under GAAP when used in addition to, and not in lieu of, GAAP measures. The following table includes a reconciliation of Adjusted EBITDA to the most closely comparable financial measures calculated in accordance with GAAP.

REV GROUP, INC.

ADJUSTED EBITDA GUIDANCE RECONCILIATION

(In thousands)

	Fiscal Year 2018
	Low	High
Net income	$85,000	$100,000
Depreciation and Amortization	43,000	40,000
Interest Expense	19,000	16,000
Income Tax Expense	49,000	61,500

EBITDA	196,000	217,500
Sponsor Expenses	1,000	500
Stock-based Compensation Expense	3,000	2,000

Adjusted EBITDA	$200,000	$220,000

Forward Looking Statements

This press release contains statements that REV Group believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. This press release includes statements that express its opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “strives,” “goal,” “seeks,” “projects,” “intends,” “forecasts,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. They appear in a number of places throughout this news release and include statements regarding our intentions, beliefs, goals or current expectations concerning, among other things, its results of operations, financial condition, liquidity, prospects, growth, strategies and the industries in which we operate, including REV Group’s outlook for fiscal 2017 and fiscal 2018.

REV Group’s forward-looking statements are subject to risks and uncertainties, including those highlighted under “Risk Factors” and “Cautionary Note Regarding on Forward-Looking Statements” in REV Group’s public filings with the SEC and the other risk factors described from time to time in subsequent quarterly or annual reports on Forms 10-Q or 10-K, which may cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which only speak as of the date hereof. REV Group does not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, expect as required by applicable law.

About Rev Group

REV Group is a leading designer, manufacturer and distributor of specialty vehicles and related aftermarket parts and services. REV Group serves a diversified customer base primarily in the United States through three segments: Fire & Emergency, Commercial and Recreation. REV Group provides customized vehicle solutions for applications including: essential needs (ambulances, fire apparatus, school buses, mobility vans and municipal transit buses), industrial and commercial (terminal trucks, cut-away buses and street sweepers) and consumer leisure (recreational vehicles and luxury buses). REV Group’s brand portfolio consists of 29 well-established principal vehicle brands including many of the most recognizable names within our served markets. Several of REV Group’s brands pioneered their specialty vehicle product categories and date back more than 50 years.

Investors-REVG###

Investor Relations Contact:

Sandy Bugbee

REV Group, Inc.

1-888-738-4037 (1-888-REVG-037)

investors@revgroup.com

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